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                                                                   EXHIBIT 10.43


                                 PROMISSORY NOTE

$2,500,000.00                                                   October 20, 2000


         For Value received, MICHAEL D. CAPELLAS ("Maker"), promises to pay to the order of COMPAQ COMPUTER CORPORATION, a Delaware Corporation ("Payee"), at 20555 State Highway 249, Houston, Texas 77070 (or at such other place which may be hereafter designated by written notice to the Maker from the Payee) in lawful money of the United States of America:

                  (a) the principal sum of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00),

                  (b) interest from the date of this Note until the maturity (howsoever such maturity may be brought about) upon the unpaid principal balance at the rate of 6.09% per annum, compounded annually, and

                  (c) interest on past due principal and interest at the rate of eighteen percent (18%) per annum.

         This Note shall be payable in full in a single installment of principal and accrued interest on the date that is the earlier of (i) October 1, 2005 and
(ii) one hundred twenty (120) days following the termination of employment of the Maker with the Payee, provided such termination is other than a Qualifying Termination (as defined in the Employment Agreement dated October 20, 2000 between Maker and Payee (the "Employment Agreement")) and a separation due to death or Disability (as defined in the Employment Agreement).

         The Maker shall have the right and privilege of prepaying, without notice or penalty, at any time and from time to time, all or any part of this Note. All prepayments shall be applied first to accrued interest and then to installments of principal.

         In the event of default in the payment of either principal or interest hereon, in whole or in part, or in the performance of any agreement or covenant contained in any instrument securing the payment hereof or executed in connection herewith, the owner hereof shall have the right and option, without notice or demand, to declare the principal and accrued interest on this Note at once due and payable, and to foreclose or require foreclosure of any and all liens or security interests securing the payment hereof. Failure to exercise such right upon any default shall not constitute a waiver of the right to exercise it in the event of any subsequent default. If this Note is placed in the hands of an attorney for collection, or if collected through the probate court, bankruptcy court, or by any other legal or judicial proceedings, the undersigned agrees and is to pay reasonable costs and expenses of collection, including, but not limited to, reasonable attorney's fees and court costs.

         Each Maker, co-maker, surety, guarantor, endorser or other party liable for the payment of any sums of money payable on this Note severally waive presentment, notice of dishonor, notice of



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intent to accelerate maturity, notice of acceleration of maturity, protest and notice of protest and nonpayment, bringing of suit, and diligence in taking any action to collect sums owing hereunder, and agree that their liability on this Note shall not be affected by any release or change in any security for the payment of this Note.

         It is the intention of Maker and Payee to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of the State of Texas and the laws of the United States of America), then, in that event, notwithstanding anything to the contrary in any agreement entered into in connection with or as security for this Note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is taken, reserved, contracted for, charged or received under this Note or under any of the other aforesaid agreements or otherwise in connection with this Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on the Note by the holder thereof (or, if this Note shall have been paid in full, refunded to the Maker); and (ii) in the event that maturity of this Note is accelerated by reason of an election by the holder thereof resulting from any default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount allowed by applicable law, and excess interest, if any, provided for in this Note or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore prepaid, shall be credited on this Note (or if this Note shall have been paid in full, refunded to the Maker).

         This Note is secured by a Security Agreement effective as of the date hereof, covering certain common stock owned by Maker, and is entitled to the benefits set forth therein.



                                        ----------------------------------
                                        MICHAEL D. CAPELLAS


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